Calculation of Filing Fee Tables
S-1
SilverBox Corp V
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units	457(a)	4,600,000	$ 10.00	$ 46,000,000.00	0.0001381	$ 6,352.60
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	457(a)	4,600,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	457(a)	1,533,333	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	457(a)	1,533,333	$ 11.50	$ 17,633,329.50	0.0001381	$ 2,435.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 63,633,329.50		$ 8,787.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,787.76
Offering Note
[1]	(1.a) Each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share. (1.b) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act. (1.c)The Registrant previously registered securities having a proposed maximum aggregate offering price of $318,166,670.50 on its Registration Statement on Form S-1, as amended (File No. 333-289783), which became effective on December 2, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $63,633,333.33 is hereby registered, which includes securities issuable upon the exercise of the underwriters' over-allotment option.

[2]	See offering note 1.b (2.a) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. (2.b) No fee pursuant to Rule 457(g).

[3]	See offering notes 1.b and 2.b

[4]	See offering notes 1.b and 2.a

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A